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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             MERRITT VENTURES CORP.
                             ----------------------
              (Exact name of registrant as specified in its charter)


Nevada                                     91-2147049
------                                     ----------
(State  of incorporation                   (I.R.S. Employer Identification No.)
or  organization)


810  Peace  Portal  Drive,  Suite  201
Blaine,  Washington                        98230
-------------------                        -----
 (Address of principal executive offices)  (Zip  Code)

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

           Title of each class              Name of each exchange of which
           to be so registered              each class is to be registered

          Not  Applicable                   Not  Applicable
          ---------------                   ---------------

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(c),  check  the  following  box.  [   ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-86564 (if  applicable)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                        Common stock, par value of $0.001
                        ---------------------------------
                                (Title of class)


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Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-86564) is incorporated by reference into this registration statement.

Item  2.  Exhibits

Exhibit
Number     Description
--------   --------------------
3.1        Articles  of  Incorporation  (1)
3.2        Amended  By-Laws  (1)
4.1        Share  Certificate  (1)
5.1        Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use  (1)
10.1 Option Agreement between the Company and Michael H. Sanguinetti dated April 6, 2001 (1)
10.2       Amendment to Option Agreement dated  December  28,  2001  (1)
23.1       Consent of Morgan & Company, Chartered Accountants  (1)
23.2       Consent of Leonard Gal, Consulting Geologist (1)

(1)     Previously filed as an exhibit to our Form SB-2 filed on April 18, 2002.

--------------------


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  October 8,  2002


MERRITT  VENTURES  CORP.
Registrant

     By:  /s/ Lorrie Archibald
          _________________________________
          Lorrie Archibald,  President  and
          Chief  Executive  Officer


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